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                                                                        EX. 99.1
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COMPANY CONTACTS:                       INVESTOR RELATIONS CONTACTS:
IMPAX Laboratories, Inc.                Lippert/Heilshorn & Associates, Inc.
------------------------                ------------------------------------
Barry R. Edwards, CEO                   Kim Sutton Golodetz (kgolodetz@lhai.com)
(215) 933-0323 Ext. 4360                (212) 838-3777
Larry Hsu, Ph.D. President              Bruce Voss (bvoss@lhai.com)
(510) 476-2000 Ext. 1111                (310) 691-7100
Cornel C. Spiegler, CFO                 www.lhai.com
                                        ------------
(215) 289-2220 Ext. 1706
www.impaxlabs.com
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Draft 1 -Semi-Final
2/24/05

         IMPAX FILES MOTION TO INTERVENE AS DEFENDANT IN CASE RELATED TO
                              GENERIC ALLEGRA-D(R)

HAYWARD, CALIF. (FEBRUARY 28, 2005) -- IMPAX LABORATORIES, INC. (NASDAQ: IPXL) today announced that it has filed a motion in the United States District Court for the District of Columbia to intervene as a defendant in a lawsuit by Barr Laboratories, Inc. against the United States Food and Drug Administration (FDA). Earlier this month, Barr Laboratories, a subsidiary of Barr Pharmaceuticals Inc. (NYSE: BRL), brought suit against the FDA in an attempt to prevent the agency from granting final approval to IMPAX's Abbreviated New Drug Application (ANDA) for its Fexofenadine Hydrochloride and Pseudoephedrine Hydrochloride Extended Release Tablets, a generic version of Allegra-D(R). IMPAX was granted tentative approval of the generic product in February 2004. Aventis Pharmaceuticals markets Allegra-D for the treatment of the symptoms associated with seasonal allergic rhinitis. According to NDCHealth, U.S. sales of Allegra-D were approximately $425 million in the 12 months ended December 31, 2004.

"In effect, Barr is attempting to rewrite the rules of the Hatch-Waxman amendments, which were designed to increase competition in the pharmaceutical industry," said Barry R. Edwards, IMPAX Laboratories' Chief Executive Officer. "Under the laws governing Paragraph IV certifications, both IMPAX and Barr are eligible to share 180 days of exclusivity because we believe both companies were "first to file" Paragraph IV Certifications for different patents listed for Allegra-D. Because Barr's suit against the FDA potentially affects us, we have requested that IMPAX be allowed to intervene as a defendant in this matter to protect our rights."

IMPAX Laboratories, Inc. is a technology based specialty pharmaceutical company applying its formulation expertise and drug delivery technology to the development of controlled-release and specialty generics in addition to the development of branded products. IMPAX markets its generic products through its Global Pharmaceuticals division and intends to market its branded products through the IMPAX Pharmaceuticals division. Additionally, where strategically appropriate, IMPAX has developed marketing partnerships to fully leverage its technology platform. IMPAX Laboratories is headquartered in Hayward, California, and has a full range of capabilities in its Hayward and Philadelphia facilities. For more information, please visit the Company's Web site at: www.impaxlabs.com.


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"Safe Harbor" statement under the Private Securities Litigation Reform Act of
1995:
To the extent any statements made in this news release contain information that is not historical, these statements are forward-looking in nature and express the beliefs and expectations of management. Such statements are based on current expectations and involve a number of known and unknown risks and uncertainties that could cause Impax's future results, performance or achievements to differ significantly from the results, performance or achievements expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, Impax's ability to obtain sufficient capital to fund its operations, the difficulty of predicting FDA filings and approvals, consumer acceptance and demand for new pharmaceutical products, the impact of competitive products and pricing, Impax's ability to successfully develop and commercialize pharmaceutical products, Impax's reliance on key strategic alliances, the uncertainty of patent litigation, the availability of raw materials, the regulatory environment, dependence on patent and other protection for innovative products, exposure to product liability claims, fluctuations in operating results and other risks detailed from time to time in Impax's filings with the Securities and Exchange Commission. Forward-looking statements speak only as to the date on which they are made, and Impax undertakes no obligation to update publicly or revise any forward-looking statement, regardless of whether new information becomes available, future developments occur or otherwise.

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